Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Network-1 Technologies, Inc.

Corey M. Horowitz, Chairman and CEO

212-829-5770 (o)

917-692-0000 (m)

NETWORK-1 REPORTS 2022 YEAR-END FINANCIAL RESULTS

New Canaan, Connecticut– March 30, 2023 - Network-1 Technologies, Inc. (NYSE American: NTIP) (“Network-1”), a company engaged in acquiring, developing, licensing, and monetizing intellectual property, today announced financial results for the year ended December 31, 2022.

Network-1 had no revenue in the year ended December 31, 2022 as compared to the year ended December 31, 2021, where revenue of $36,029,000 was realized from resolution of a contractual dispute with Cisco Systems, Inc. and a settlement of patent litigation with Hewlett-Packard.

During 2022, ILiAD Biotechnologies, LLC (“ILiAD”) completed a private financing of approximately $43,000,000, in connection with which Network-1 reported an unrealized gain of $3,883,000. In addition, during the year ended December 31, 2022, Network-1’s debt investment in ILiAD yielded a realized gain of $271,000 on the conversion of Network-1’s $1,000,000 convertible note and accrued interest. Also, during 2022, Network-1’s equity method accounting relating to its ILiAD equity investment resulted in an unrealized loss of $1,639,000, representing Network-1’s share of ILiAD’s reported losses.

Network-1 reported a net loss of $2,326,000, or $0.10 per share on a basic and diluted basis, for the year ended December 31, 2022 compared to net income of $14,281,000 or $0.59 per share basic and $0.58 diluted for 2021.

At December 31, 2022, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $48,439,000 and working capital of $47,359,000. Management believes based on Network-1’s current cash position that Network-1 will have sufficient cash to fund its operations for the foreseeable future.

Based on its cash position, Network-1 continually reviews opportunities to acquire additional intellectual property as well as other strategic alternatives. Network-1’s current strategy continues to focus on monetizing its patent portfolios and oversee and contribute to the monetization of its $7,000,000 investment in ILiAD Biotechnologies.

The following are financial and strategic highlights for 2022 and to date:

•	Between December 2018 and March 2021, Network-1 made an aggregate investment of $7,000,000 in ILiAD Biotechnologies, LLC (“ILiAD”), a privately held development stage biotechnology company dedicated to the prevention of human disease caused by Bordetella pertussis with a current focus on its proprietary intranasal vaccine, BPZE1, for the prevention of pertussis (whooping cough). On August 24, 2022, ILiAD consummated a private financing of $42,800,000 of its Class D units, of which a multi-national pharmaceutical company invested $30,000,000. As a result of the financing, Network-1 recognized a gain of $3,883,000 on its equity investment and a gain of $271,000 with respect to the conversion of its convertible note in the principal amount of $1,000,000 plus interest into equity of ILiAD. On December 31, 2022, Network-1 owned approximately 6.8% of the outstanding units of ILiAD on a non-fully diluted basis and 6.3% of the outstanding units on a fully diluted basis (after giving effect to the exercise of all outstanding options, and warrants). In connection with its investment, Corey Horowitz, Chairman and Chief Executive Officer of Network-1 , became a member of ILiAD’s Board of Managers. On March 10, 2023, ILiAD announced a peer reviewed publication in The Lancet, which summarizes its adult Phase 2b clinical study of BPZE1.
•	On March 25, 2022, Network-1 acquired its HFT Patent Portfolio covering certain advanced technologies relating to high frequency trading, which invention specifically addresses technological problems associated with speed and latency and provides critical latency gains in trading systems where the difference between success and failure may be measured in nanoseconds. The HFT Patent Portfolio currently includes nine issued U.S. patents and two pending U.S. patents.
•	In October and November 2022, Network-1 initiated nine separate litigations against ten defendants for infringement of its Remote Power Patent seeking monetary damages based upon reasonable royalties. The defendants were Arista Networks, Inc., Fortinet, Inc., Honeywell International Inc. Ubiquiti, Inc. TP-Link USA Corporation and Hikvision USA, Inc., Panasonic Holdings Corporation and Panasonic Corporation of North America, Antaira Technologies, LLC and Dahua Technology USA. During the period January 24, 2023, through March 10, 2023, Network-1 entered into settlement agreements with Arista Networks, Inc., Antaira Technologies, LLC, Panasonic Holdings Corporation and TPLink USA Corporation with respect to the above referenced litigations resulting in aggregate settlement payments to Network-1 of $537,300 and a conditional payment of $150,000.

•	On April 4, 2014 and December 3, 2015, Network-1 initiated litigation against Google Inc. (“Google”) and YouTube, LLC (“YouTube”) in the U.S. District Court for the Southern District of New York for infringement of several patents within its Cox Patent Portfolio which relate to the identification of media content on the Internet. The lawsuit alleges that Google and YouTube have infringed and continue to infringe certain of Network-1’s patents by making, using, selling and offering to sell unlicensed systems and related products and services, which include YouTube’s Content ID system. In January 2019, Network-1’s two litigations against Google and YouTube were consolidated. Discovery is complete and the parties have each submitted summary judgment motions. A trial date has not yet been set.
•	On December 29, 2017, Network-1 acquired from M2M and IoT Technologies, LLC (“M2M”) a patent portfolio which currently consists of thirty-four (34) issued U.S. patents, four pending U.S. patent applications and seven registered foreign patents all relating to, among other things, the enabling technology for authenticating, provisioning and using embedded SIM cards in next generation IoT, Machine-to-Machine, and other mobile devices, including smartphones, tablets and computers as well as automobiles and drones. Since the acquisition of the portfolio in 2017, Network-1 has been issued twenty-two (22) new U.S. patents for its M2M/IoT Portfolio. Network-1 anticipates further issuances of additional claims for this portfolio.
•	On December 15, 2020, Network-1 filed a lawsuit against Netgear in the Supreme Court of the State of New York, County of New York, for breach of a Settlement and License Agreement, dated May 22, 2009, with Network-1 for Netgear’s failure to make royalty payments, and provide corresponding royalty reports to Network-1 based on sales of Netgear’s PoE products. On October 22, 2021, Netgear filed a Demand for Arbitration with the American Arbitration Association (“AAA”) seeking to arbitrate certain issues raised in the litigation in the Supreme Court, State of New York, County of New York. On September 22, 2022, the arbitration brought by Netgear was dismissed by the AAA on jurisdiction grounds. The case remains pending in the Supreme Court of the State of New York, County of New York.
•	On June 11, 2021, Network-1’s Board of Directors authorized an extension and increase of Network-1’s Share Repurchase Program to repurchase up to $5,000,000 of shares of its common stock over the subsequent 24-month period. During the year ended December 31, 2022, Network-1 repurchased an aggregate of 228,530 shares of its common stock pursuant to its Share Repurchase Program at a cost of approximately $531,000 or an average price per share of $2.33. Since inception of its Share Repurchase Program (August 2011) to December 31, 2022, Network-1 repurchased an aggregate of 9,212,664 shares of its common stock at a cost of approximately $17,758,000 (exclusive of commissions) or an average per share price of $1.93.
•	On February 23, 2022, Network-1’s Board of Directors approved the continuation of its dividend policy which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which have been paid in March and September of each year. In 2022 and March 2023, Network-1 continued to pay dividends consistent with its dividend policy. Network-1’s dividend policy undergoes a periodic review by its Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

•	For additional details regarding the above referenced highlights, please see Network-1’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns ninety-seven (97) patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes continuing to pursue licensing opportunities for its intellectual property. Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $187,000,000 from May 2007 through December 31, 2022. Network-1 has achieved licensing and other revenue of $47,150,000 through December 31, 2022 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 30, 2023 including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s Cox Patent Portfolio, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgement of non-infringement dismissing Network-1’s litigation against Facebook (now Meta Platforms, Inc.), the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and additional revenue and profit from its Remote Power Patent and Mirror Worlds Patent Portfolio as well as a return on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Network-1’s statements of operations and comprehensive income (loss) and balance sheet are attached.

	Years Ended December 31,
	2022	2021

REVENUE	$—	$36,029,000

OPERATING EXPENSES:
Costs of revenue	—	12,147,000
Professional fees and related costs	809,000	1,500,000
General and administrative	2,193,000	2,263,000
Stock-based compensation	585,000	238,000
Amortization of patents	316,000	295,000

TOTAL OPERATING EXPENSES	3,903,000	16,443,000

OPERATING INCOME (LOSS)	(3,903,000)	19,586,000
OTHER INCOME
Interest and dividend income, net	1,020,000	327,000
Gain on conversion of note	271,000	—
Gain on equity method investment	3,883,000	—
Net realized and unrealized loss on marketable securities	(1,351,000)	(173,000)
Total other income, net	3,823,000	154,000

(LOSS) INCOME BEFORE INCOME TAXES AND SHARE OF
NET LOSSES OF EQUITY METHOD INVESTEE	(80,000)	19,740,000

INCOME TAXES PROVISION:
Current	—	2,952,000
Deferred taxes, net	607,000	1,508,000
Total income taxes expense	607,000	4,460,000

(LOSS) INCOME BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE:	(687,000)	15,280,000

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(1,639,000)	(999,000)

NET (LOSS) INCOME	$(2,326,000)	$14,281,000

Net (Loss) Income Per Share:
Basic	$(0.10)	$0.59
Diluted	$(0.10)	$0.58

Weighted average common shares outstanding:
Basic	23,825,917	24,136,821
Diluted	23,825,917	24,530,568

Cash dividends declared per share	$0.10	$0.10

NET (LOSS) INCOME	$(2,326,000)	$14,281,000

OTHER COMPREHENSIVE LOSS
Net unrealized holding loss on corporate bonds and notes arising during the year, net of tax	(2,000)	(2,000)

COMPREHENSIVE (LOSS) INCOME	$(2,328,000)	$14,279,000

	December 31,
	2022	2021
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$13,448,000	$44,497,000
Marketable securities, at fair value	34,991,000	15,126,000
Prepaid taxes	177,000	—
Other current assets	348,000	150,000

Total Current Assets	48,964,000	59,773,000

OTHER ASSETS:
Patents, net of accumulated amortization	1,592,000	1,384,000
Equity investment	7,252,000	2,651,000
Convertible note investment	—	1,000,000
Operating leases right of use asset	161,000	—
Security deposits	—	13,000

Total Other Assets	9,005,000	5,048,000

TOTAL ASSETS	$57,969,000	$64,821,000

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Accounts payable	$507,000	$459,000
Income taxes payable	115,000	2,952,000
Accrued contingency fees and related costs	—	137,000
Accrued payroll	317,000	380,000
Other accrued expenses	587,000	180,000
Operating lease obligations, current	79,000	—

Total Current Liabilities	1,605,000	4,108,000

LONG TERM LIABILITIES:
Deferred tax liability	1,161,000	554,000
Operating lease obligation, non-current	94,000	—

TOTAL LIABILITIES	$2,860,000	$4,662,000

COMMITMENTS AND CONTINGENCIES (See Note I)

STOCKHOLDERS' EQUITY

Preferred stock, $0.01 par value; authorized 10,000,000 shares; none issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 23,863,639 and 23,792,212 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	239,000	238,000
Additional paid-in capital	66,939,000	66,361,000
Accumulated deficit	(12,055,000)	(6,428,000)
Accumulated other comprehensive loss	(14,000)	(12,000)

TOTAL STOCKHOLDERS’ EQUITY	55,109,000	60,159,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$57,969,000	$64,821,000